                            ARTICLES OF INCORPORATION

       Article #1:      The name of the corporation is:

                                    3-DX.COM
       Article #2:      The name and address of the Resident Agent is:

                              PARACORP INCORPORATED
                              318 N CARSON ST #208
                              CARSON CITY NV 89701

       Article #3:      The type of business is to engage in any lawful
                        activity for which a Corporation may be duly organized under the General Corporation Law of Nevada.

       Article #4:      The total authorized capital of the corporation is:

                    100,000,000 SHARES AT A PAR VALUE OF .01

       Article #5:      The governing board of the corporation is Four
                        director(s). The number of Directors may be changed by the board. The director(s) names and Address(s) are as follows:

                              PAUL F. PETERS              JERRY C. NIMS
                              318 N CARSON ST #208        318 N CARSON ST #208
                              CARSON CITY NV 89701        CARSON CITY NV 89701

                              JOAN SWIFT                  JEFFREY PHELAN
                              318 N CARSON ST #208        318 N CARSON ST #208
                              CARSON CITY NV 89701        CARSON CITY NV 89701

       Article #6:       All shares are non-assessable at this time.

       Article #7:       The liability of the directors of the corporation for
                         monetary damages shall Be eliminated to the fullest extent permissible under Nevada Law.

       Article #8:       The corporation is authorized to indemnify the
                         directors and officers of the Corporation to the fullest extent permissible under Nevada Law.

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       Article #9:       The corporation shall have perpetual existence.

       Article #10:      The name and address of the incorporator is as follows:

                            MICHELE CALKINS
                            C/O PARACORP INCORPORATED
                            318 N CARSON ST #208
                            CARSON CITY NV 89701


                       SIGNATURE: /s/ Michele Calkins
                                  ----------------------------------




STATE OF:        NEVADA     .
         --------------------
CITY OF:      CARSON CITY   .
        ----------------------

On JUNE 18, 1999 personally appeared before me, a notary public, and I Acknowledged that MICHELE CALKINS executed the above instrument.

  (affix notary stamp)                                     /s/ Yvonne Allen
                                                       ------------------------
                                                          Signature of Notary
        [SEAL]





CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:
I, Paracorp Incorporated, hereby accept appointment as Resident Agent for the above named corporation.

/s/ Michele Calkins for Paracorp Incorporated     Date:  6/18/99
-----------------------------------------------
(Signature of Resident Agent)


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                                     [SEAL]


                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that 3-DX.COM did on JUNE 18, 1999, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                                       IN WITNESS WHEREOF, I have hereunto
                                       set my hand and affixed the Great Seal
                                       of State, at my office, in Carson City,
                                       Nevada, on JUNE 21, 1999.

                                       /s/ Dean Heller



[SEAL]

                                           Secretary of State

                                       By  /S/ Marianne Lockyer

                                           Certification Clerk